THIS INDEMNITY AGREEMENT is made as of July 1, 1996, among
         Levitz Furniture Corporation, a Florida corporation ("LFC"), Levitz Furniture Company of the Midwest, Inc., a Colorado corporation, Levitz Furniture Company of the Pacific, Inc., a California corporation, Levitz Furniture Company of Washington, Inc., a Washington corporation, and John M. Smyth Company, Inc., an Illinois corporation (each of the foregoing, a "Bor-rower" and, collectively, the "Borrowers") and Apollo Investment Fund III, L.P. ("Apollo"), Apollo Overseas Partners III, L.P. ("Apollo Overseas") and Apollo (U.K.) Partners III, L.P. (collectively, with Apollo and Apollo Overseas, the "Indemnitees").


                   Reference is made to (a)(i) the Warrant Certificates Nos. W-1, W-2 and W-3 dated July 1, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "War-rant"), issued by Levitz Furniture Incorporated, a Delaware corporation and direct or indirect parent of Borrowers ("Par-ent"), to the Indemnitees, (ii) the Registration Rights Agree-ment dated as of July 1, 1996, among Parent and the Indemnitees (as amended, restated, supplemented, modified or waived from time to time, the "Registration Rights Agreement"), (iii) the Board Representation Letter dated July 1, 1996, from Parent to the Indemnitees (as amended, restated, supplemented, modified or waived from time to time, the "Board Representation Letter") and (iv) the Valuation of Warrants Letter dated July 1, 1996, from Parent to the Indemnitees, as amended, restated, supple-mented, modified or waived from time to time (collectively with the Warrant, the Registration Rights Agreement and the Board Representation Letter, the "Warrant Documents") and (b) the Credit Agreement dated as of July 1, 1996 (as amended, re-stated, supplemented, modified or waived from time to time, the "Credit Agreement"), among the Borrowers, the financial insti-tutions party thereto, as lenders (the "Lenders"), LFC as LFC Funds Administrator and BT Commercial Credit Corporation, as Agent (the "Agent"). Each capitalized term used but not defined herein has the meaning assigned to it in the Credit Agreement.

                   In accordance with the Credit Agreement, the Indemni-tees have agreed to make Term Loans to the Borrowers. The ob-ligations of the Indemnitees to make the Term Loans are condi-tioned on, among other things, the execution and delivery by Parent of the Warrant Documents and the execution and delivery by Borrowers of this Agreement.

                   Accordingly, the parties hereto agree as follows:







                   SECTION 1. Indemnification. Each Borrower hereby absolutely and unconditionally indemnifies, jointly with the other Borrowers and severally, the Indemnitees for, and holds the Indemnitees harmless from and against, any and all losses, claims or damages of the Indemnitees arising from or relating to Parent's failure to duly and punctually perform any of the covenants, agreements, obligations and liabilities of Parent under or pursuant to the Warrant Documents and all expenses (including, without limitation, the reasonable fees and ex-penses of counsel and other professional advisors) incurred under or in connection with the Warrant Documents (collec-tively, the "Obligations"). Each Borrower further agrees that the Obligations may be modified, altered, extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound hereunder notwithstanding any such modification, alteration, extension or renewal of any Obligation.

                   Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving ef-fect to all other liabilities of such Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Bor-rower in respect of intercompany indebtedness to Parent or any other Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Borrower hereunder) and after giving effect as assets to the value (as determined under the applicable provisions to the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Borrower pursuant to applicable law.

                   SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Borrower waives pre-sentment to, demand of payment from and protest to Parent of any of the Obligations, and also waives notice of acceptance of its indemnity and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Borrower hereunder shall not be affected by (a) the failure of any one or more of the Indemnitees to assert any claim or demand or to enforce any right or remedy against any other Borrower or Parent under the provisions of this Agree-ment, any Warrant Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any









         of the terms or provisions of this Agreement, any Warrant Document, any guarantee or any other agreement; (c) the release of any security held by the Indemnitees for the Obligations;
         (d) the failure of any one or more of the Indemnitees to perfect any security interest in, or the release by the Indemnitees of, any of the security for the Obligations held by or on behalf of the Indemnitees; or (e) the failure of any one or more of the Indemnitees to exercise any right or remedy against any other Borrower or guarantor of the Obligations.

                   SECTION 3. Security. The obligations of the Borrowers hereunder are secured by, and entitled to the benefit of, the Collateral Documents. Each Borrower authorizes each of the Indemnitees, in accordance with and subject to the Collateral Documents as in effect from time to time, to (a) take and hold security for the payment and performance of this indemnity or the Obligations and to exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more indemnitors or other obligors.

                   SECTION 4. Guarantee of Payment. Each Borrower further agrees that this indemnity constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any one or more of the Indemnitees to any of the security held for payment of performance of the Obligations.

                   SECTION 5. No Discharge or Diminishment of Indem-nity. The obligations of each Borrower hereunder are not subject to any reduction, limitation, impairment or termination for any reason (other than the complete performance and satisfaction in full of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Borrower hereunder shall not be discharged or impaired or otherwise affected by the failure of any one or more of the Indemnitees to assert any claim or demand or to enforce any remedy under the Warrant, any other Warrant Document, any other indemnitee, guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilfull or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Borrower or that would otherwise operate as a discharge of any Borrower as a matter of law or









         equity (other than the complete performance and satisfaction in full of all the Obligations).

                   SECTION 6. Defenses of Parent Waived. To the extent permitted by applicable law, each Borrower waives any defense based on or arising out of any defense of Parent or the unen-forceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Parent under the Warrant Documents, other than the complete performance and satisfaction in full of the Obligations. The Indemnitees may, at their election, foreclose on any security one or more of them holds by one or more judicial or non-judicial sales, or exercise any other right or remedy available to them against Parent, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations are finally and fully paid, performed and satisfied. Each Borrower waives any defense arising out of any such election even though such election operates to impair or to extinguish any security held by such Borrower or any right of reimbursement or subrogation or other right or remedy of such Borrower against Parent or any other Borrower.

                   SECTION 7. Subordination. In furtherance of the foregoing and not in limitation of any other right that any one or more of the Indemnitees has at law or in equity against any Borrower by virtue hereof, upon the failure of Parent to pay or perform any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or other-wise, each Borrower hereby promises to and will upon demand forthwith pay, or cause to be paid, to the Indemnitees in cash the amount of their losses, claims or damages arising from or relating to Parent's failure to pay or perform such Obliga-tions. Upon the payment by any Borrower of any such sums to the Indemnitees as provided above, all rights of such Borrower against Parent arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment, performance and satisfaction in full of all the Obligations. In addition, any indebtedness of Parent now or hereafter held by any Borrower is hereby subordinated in right of payment to the Obligations. If any amount shall erroneously be paid to any Borrower on account of such subrogation, contribution, reimbursement, indemnity or similar right on account of any such indebtedness of Parent, such Borrower shall hold such amount in trust for the benefit of the Indemnitees and shall forthwith pay such amounts to the Collateral Agent for the benefit of the Indemnitees as collateral to secure the Obligations.










                   SECTION 8. Information. Each Borrower assumes all responsibility for being and keeping itself informed of Parent's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Borrower assumes and incurs hereunder, and agrees that none of the Indemnitees will have any duty to advise such Borrower of information known to it regarding such cir-cumstances or risks.

                   SECTION 9. Termination. Each Borrower's indemnity obligations arising hereunder shall terminate when all the Ob-ligations have been paid, performed and satisfied in full and shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any of the Indemnitees upon the bankruptcy or reor-ganization of Parent, any Borrower or otherwise.

                   SECTION 10. Binding Agreement; Assignments. When-ever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are con-tained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall be binding upon the Borrowers and the Indemnitees and their respective successors and assigns, and shall inure to the benefit of each of the Borrowers and each of the Indemnitees, and their respective successors and assigns, except no Borrower may assign its rights hereunder or any interest herein (and any such attempted assignment shall be void) except as expressly permitted by each of the Indemnitees.

                   SECTION 11. Waivers; Amendment. (a) No failure or delay of any one or more of the Indemnitees in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or pow-er, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right of power. The rights and remedies of the Indemnitees hereunder and under the Warrant Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Borrower therefrom shall in any event be effective unless the same is permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or de-mand on any Borrower in any case entitles such Borrower to any









         other or further notice or demand in similar or other circum-stances.

                   (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between each of the Borrowers and each of the Indemnitees.

                   SECTION 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                   SECTION 13. Notices. All communications and notices hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) three (3) business days after deposit in the United States mails, with proper postage prepaid, (ii) one business day after delivery to a reputable overnight carrier for next day delivery by courier or (iii) upon transmission by telecopy and upon receipt by hand delivery to the respective numbers and addresses set forth below the signatures hereto.

                   SECTION 14.  Survival of Agreement; Severability.
         (a) All covenants, agreement, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pur-suant to this Agreement or any Warrant Document shall be considered to have been relied upon by each of the Indemnitees and shall survive the making by the Lenders of the Loans, regardless of any investigation made by any of the Indemnitees or on their behalf, and shall continue in full force and effect as long as any Obligations remain outstanding.

                   (b) If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the in-validity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provi-sion in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or un-enforceable provisions with valid provisions the economic ef-fect of which comes as close as possible to that of the in-valid, illegal or unenforceable provisions.

                   SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall con-stitute an original, but all of which, when taken together, shall constitute but one instrument.









                   SECTION 16. Jurisdiction; Consent to Service of Pro-cess. (a) Each Borrower hereby irrevocably and uncondition-ally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Warrant Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and uncondi-tionally agrees that all claims in respect of any action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.
         Each party hereto agrees that a final judgment in any such ac-tion or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Indemnitees may otherwise have to bring any action or proceeding relating to this Agreement or the Warrant Documents against any Borrower or its properties in the courts of any jurisdiction.

                   (b) Each Borrower hereby irrevocably and uncondi-tionally waives, to the fullest extent it may legally and ef-fectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Warrant Documents in any New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                   (c) Each party to this Agreement irrevocably con-sents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                   SECTION 17. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certi-fies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.










                   SECTION 18. Enforcement of Security. If Parent is in breach of any of the Obligations, the Collateral Agent may, for the benefit of the Indemnitees, elect to nonjudicially or judicially foreclose against, or otherwise enforce its remedies against or with respect to, any real or personal property security it holds for the Obligations or any part thereof, or accept an assignment of any such security in lieu of foreclosure or enforcement or compromise or adjust any part of the Obligations, or make any other accommodation with Parent, or exercise any other remedy against Parent or any security, in accordance with and subject to the provisions of the Warrant Documents and the Collateral Documents. No such action by any Indemnitee will release or limit the liability of any Borrower to the Indemnitees.

                   IN WITNESS WHEREOF, the parties hereto have duly ex-ecuted this Agreement as of the day and year first above writ-ten.

                                  LEVITZ FURNITURE CORPORATION, INC.,


                                  By:     /s/ Edward P. Zimmer
                                     Name:    Edward P. Zimmer
                                     Title:   Vice President

                                  Address for notices:

                                  6111 Broken Sound Parkway, N.W.
                                  Boca Raton, FL 33487

                                  Telecopier:  407-998-5615
                                  Telephone:  407-994-5150


                                  LEVITZ FURNITURE COMPANY OF THE
                                  MIDWEST, INC.,


                                  By:     /s/ Edward P. Zimmer
                                     Name:    Edward P. Zimmer
                                     Title:   Vice President

                                  Address for notices:

                                  6111 Broken Sound Parkway, N.W.
                                  Boca Raton, FL 33487

                                  Telecopier:  407-998-5615
                                  Telephone:  407-994-5150









                                  LEVITZ FURNITURE COMPANY OF THE
                                  PACIFIC, INC.,


                                  By:     /s/ Edward P. Zimmer
                                     Name:    Edward P. Zimmer
                                     Title:   Vice President

                                  Address for notices:

                                  6111 Broken Sound Parkway, N.W.
                                  Boca Raton, FL 33487

                                  Telecopier:  407-998-5615
                                  Telephone:  407-994-5150


                                  LEVITZ FURNITURE COMPANY OF WASHINGTON,
                                  INC.,


                                  By:     /s/ Edward P. Zimmer
                                     Name:    Edward P. Zimmer
                                     Title:   Vice President

                                  Address for notices:

                                  6111 Broken Sound Parkway, N.W.
                                  Boca Raton, FL 33487

                                  Telecopier:  407-998-5615
                                  Telephone:  407-994-5150


                                  JOHN M. SMYTH COMPANY, INC.,


                                  By:     /s/ Edward P. Zimmer
                                     Name:    Edward P. Zimmer
                                     Title:   Vice President

                                  Address for notices:

                                  6111 Broken Sound Parkway, N.W.
                                  Boca Raton, FL 33487

                                  Telecopier:  407-998-5615
                                  Telephone:  407-994-5150











                                  APOLLO INVESTMENT FUND III, L.P.,

                                  By:   APOLLO ADVISORS II, L.P., its
                                        General Partner

                                  By:   APOLLO CAPITAL MANAGEMENT II,
                                        INC., its General Partner


                                        By:       /s/ Joshua Harris
                                             Name:    Joshua Harris
                                             Title:   Vice President

                                  Address for notices:

                                  c/o Apollo Management, L.P.
                                  1301 Avenue of the Americas
                                  New York, New York  10019

                                  Attn: Joshua Harris

                                  Telecopier: (212) 459-3301
                                  Telephone:  (212) 261-4000


                                  APOLLO OVERSEAS PARTNERS III, L.P.

                                  By:   Apollo Advisors II, L.P.,
                                        its Managing General Partner

                                  By:   Apollo Capital Management II,
                                        Inc., its General Partner


                                        By:       /s/ Joshua Harris
                                             Name:    Joshua Harris
                                             Title:   Vice President

                                  Address for notices:

                                  c/o Apollo Management, L.P.
                                  1301 Avenue of the Americas
                                  New York, New York  10019

                                  Attn: Joshua Harris

                                  Telecopier: (212) 459-3301
                                  Telephone:  (212) 261-4000











                                  APOLLO (U.K.) PARTNERS III, L.P.

                                  By:   Apollo Advisors II, L.P.,
                                        its Managing General Partner

                                  By:   Apollo Capital Management II,
                                        Inc., its General Partner


                                        By:       /s/ Joshua Harris
                                             Name:    Joshua Harris
                                             Title:   Vice President

                                  Address for notices:

                                  c/o Apollo Management, L.P.
                                  1301 Avenue of the Americas
                                  New York, New York  10019

                                  Attn: Joshua Harris

                                  Telecopier: (212) 459-3301
                                  Telephone:  (212) 261-4000





























                                       -11-